20400 Stevens Creek Blvd. Cupertino CA 95014

Chordiant Software Announces Largest Agreement in the Company’s History
Provides Preliminary Selected Financial Results for the First Quarter of Fiscal Year 2008
Reiterates Guidance for Full Fiscal Year 2008

CUPERTINO, CA – December, 27, 2007 -- Chordiant Software, Inc. (Nasdaq - CHRD), the leading provider of Customer Experience (Cx) software and services, today announced that it has entered into a Global Framework Agreement with a leading telecommunications company for a record €18.1 million or approximately $26.1 million at the exchange rate when signed.

Under the terms of the agreement, Chordiant has agreed to provide perpetual enterprise licenses and support for the Decision Management and Marketing Director product suites for up to 18 group companies or subsidiaries (“Subsidiaries”) in Europe, Asia, Africa and Australian/New Zealand.  Revenue is expected to be recognized when the individual Subsidiaries enter into license agreements with Chordiant, the associated amounts become due and payable, and the software is delivered to each individual Subsidiary, or at predetermined dates as specified in the agreement. License agreements with two of the Subsidiaries were completed in December 2007. Future orders or minimum payments under the contract are expected to continue through April 2009.  The payments for these orders are guaranteed under the Global Framework Agreement by the parent company.  A schedule of the committed payment dates and amounts is included in Chordiant’s Form 8-K filed today with the Securities and Exchange Commission.

“This order, in our telecommunications vertical, is the largest booking in the history of Chordiant, representing a significant win for the Company. We are very pleased with our continued ability to close significant transactions in our key targeted markets. This transaction further validates that our solutions are best in class and meet the customer experience needs of the world’s largest companies,” said Steven R. Springsteel, Chairman and Chief Executive Officer.

Q1 Fiscal Year 2008 Selected Preliminary Financial Results

In addition, Chordiant today also provided the following updated metrics for the first quarter of fiscal year 2008 (See Table B attached):

•	The Company currently expects to report total revenues of between $27.5 million and $29.0 million for the quarter ending December 31, 2007, or an increase of 20% to 26% on a year-over-year basis.
•	The Company currently expects to generate a GAAP net loss of between ($0.4) million and ($2.6) million, or ($0.01) and ($0.08) per share for the quarter ending December 31, 2007.
•
The Company currently expects to generate a non-GAAP net income (loss) of between $1.0 million in income and ($1.3) million of loss, or $0.03 and ($0.04) per share for the quarter ending December 31, 2007.

•	The Company currently expects to report total bookings for quarter ending December 31, 2007 of approximately $50.0 million.

The Company’s total fiscal year 2008 guidance remains unchanged and includes the following (See Table A attached):

•	Total bookings in the range of $160 million to $170 million.
•	Total revenue in the range of $140 million to $150 million.
•	GAAP fully diluted earnings per share between $0.46 and $0.61 and non-GAAP fully diluted earnings per share of between $0.60 and $0.76, based on approximately 36.5 million diluted shares outstanding.

“Our first quarter revenues and results are expected to reflect a combination of the seasonality referred to during our fourth quarter earnings call, the final structure of this large telecom agreement’s contractual terms, as well as the associated bonus expense,” said Springsteel.  “Based on the strength of our client base, our current visibility, ongoing efforts to diversify our target vertical markets and new client wins, we are maintaining our outlook for the full fiscal year 2008.”

Q1 Fiscal Year 2008 Conference Call and Webcast

Chordiant plans to announce its final financial results for the first quarter of fiscal year 2008 ended December 31 on Thursday, February 7, 2008. Dial in details will be provided at a later date.

About Chordiant Software, Inc.

Chordiant helps leading global brands such as HSBC, Barclay's, CIBC and Capital One deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to uniquely understand the customer's behavior. This deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at http://www.chordiant.com. Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as “believes,” “expects,” “will,” “plans,” “guidance,” “outlook,” and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, whether the individual Subsidiaries will enter into license agreements with Chordiant or deploy Chordiant’s software, whether Chordiant will be able to achieve its revenue and expense targets or whether new accounting interpretations will occur affecting the periods in which Chordiant may recognize revenue generated by the Agreement. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period ended September 30, 2007.  This filing is available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Software, Inc.
Non-Generally Accepted Accounting Principles (non-GAAP) FINANCIAL MEASURES

The accompanying press release dated December 27, 2007 contains non-GAAP financial measures. Tables A and B reconcile the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include share-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units. Additionally, recent comparative periods also include stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include share-based compensation expenses impacting their function’s income (loss); accordingly, we exclude share-based compensation expenses from our measures of functional or geographic performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Contacts:
Investor:
Staci Strauss Mortenson
Integrated Corporate Relations (ICR)
203-682-8273
Staci.mortenson@icrinc.com

SOURCE: Chordiant Software, Inc. (NASDAQ: CHRD)

Table A
Chordiant Software, Inc.
Fiscal Year Ending September 30, 2008
Reconciliation of Forward Looking Guidance For Non-GAAP Financial Measures
to Most Directly Comparable GAAP Financial Measures
(in thousands, except for share data amounts)
(unaudited)

	Forward Looking Guidance
	FY 2008 GAAP Range of Estimates		Adjustments		FY 2008 Non – GAAP Range of Estimates
	From	To			From	To

Bookings	$160,000	$170,000			$160,000	$170,000

Revenue	$140,000	$150,000			$140,000	$150,000
Gross profit	101,845	111,949	1,625	[A]	103,470	113,574
Income from operations	15,670	21,374	5,200	[B]	20,870	26,574
Net Income	16,670	22,374	5,200	[B]	21,870	27,574

Net income per share	$0.46	$0.61			$0.60	$0.76
Shares used, fully diluted	36,500	36,500			36,500	36,500

[A]	Reflects estimated adjustments for $1.200 million of amortization of purchased intangibles and
$0.425 million of stock based compensation
[B]	Reflects estimated adjustments for $1.200 million of amortization of purchased intangibles and $4.000 million of stock based compensation.

Table B
Chordiant Software, Inc.
Three Months Ending December 31, 2007
Reconciliation of Preliminary Selected Financial Results For Non-GAAP Financial Measures
to Most Directly Comparable GAAP Financial Measures
(in thousands, except for share amounts)
(unaudited)

	Preliminary Selected Financial Results
	Quarter Ending Dec. 31, 2007 GAAP Range of Estimates		Adjustments		Quarter Ending Dec. 31, 2007 Non – GAAP Range of Estimates
	From	To			From	To

Bookings	$49,500	$50,400			$49,500	$50,400

Revenue	$27,500	$29,000			$27,500	$29,000
Net Income (loss)	(2,600)	(350)	1,300	[A]	(1,300)	950

Net income (loss) per share	$(0.08)	$(0.01)			$(0.04)	$0.03
Shares used, primary or fully diluted	33,100	33,100			33,100	36,500

[A]	Reflects estimated adjustments for $0.300 million of amortization of purchased intangibles and
$1.0 million of stock based compensation.